Exhibit 99.(a)(5)

MORGAN STANLEY STRATEGIST FUND

INSTRUMENT ESTABLISHING AND DESIGNATING
ADDITIONAL CLASSES OF SHARES

WHEREAS, Morgan Stanley Strategist Fund (the “Trust”) was established by the Declaration of Trust dated August 4, 1988, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 6.9(h) of the Declaration provides that the establishment and designation of any additional class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of such class, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration; and

WHEREAS, the Trustees of the Trust have deemed it advisable to establish and designate two additional classes of shares, to be known as Class R and Class W as provided herein.

NOW, THEREFORE, BE IT RESOLVED, pursuant to Section 6.9(h) of the Declaration, there are hereby established and designated two additional classes of shares, to be known as Class R and Class W (the “Additional Classes”), each of which shall be subject to the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Declaration with respect to the existing classes of shares of the Trust, known as Class A, Class B, Class C and Class D (the “Existing Classes”) except to the extent the Trust’s Multiple Class Plan Pursuant to Rule 18f-3, attached hereto as Exhibit A, sets forth differences (i) between each of the Additional Classes, or (ii) among each of the Existing Classes and the Additional Classes.

This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 29th day of November 2007.

/s/ Frank L. Bowman	/s/ Michael Bozic
Frank L. Bowman, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Michael Bozic, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Manuel H. Johnson
Kathleen A. Dennis, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick Group, Inc. 888 16th Street, N.W., Suite 740 Washington, D.C. 20006

/s/ Joseph J. Kearns
James F. Higgins, as Trustee, and not individually c/o Morgan Stanley Trust Harborside Financial Center, Plaza Two Jersey City, NJ 07311	Joseph J. Kearns, as Trustee, and not individually c/o Kearns & Associates LLC PMB754, 23852 Pacific Coast Highway Malibu, CA 90265

/s/ Michael E. Nugent
Michael F. Klein, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Michael E. Nugent, as Trustee, and not individually c/o Triumph Capital, L.P. 445 Park Avenue New York, NY 10022

/s/ W. Allen Reed
W. Allen Reed, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Fergus Reid, as Trustee, and not individually c/o Lumelite Plastics Corporation 85 Charles Colman Blvd. Pawling, NY 12564

STATE OF NEW YORK	)
)ss:
COUNTY OF NEW YORK	)

On this 29th day of November 2007, FRANK L. BOWMAN, MICHAEL BOZIC, KATHLEEN A. DENNIS, MANUEL H. JOHNSON, JOSEPH J. KEARNS, MICHAEL E. NUGENT AND W. ALLEN REED, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

/s/ Jonn William Plerchee
Notary Public

Jonn William Plerchee
Notary Public, State of New York
No. 01PL6080628
Qualified in New York County
My Commission expires: 9/16/10	Commission Expires Sept. 16, 2010

EXHIBIT A

[Updated Multiple Class Plan Pursuant to Rule 18f-3]